Exhibit 23.3

Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of D-Wave Quantum Inc. of our report dated April 18, 2023, except for the effects of the restatement discussed in Note 3 (not presented herein) to the consolidated financial statements appearing under Item 8 of D-Wave Quantum Inc.’s 2022 annual report of Form 10-K/A, as to which the date is March 15, 2024, relating to the consolidated financial statements of D-Wave Quantum Inc., which appears in D-Wave Quantum Inc.’s Annual Report on Form 10-K for the year ended December 31,2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
April 1,2024
PricewaterhouseCoopers LLP
250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, ca_vancouver_main_fax@pwc.com, www.pwc.com/ca
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.